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                                                                       Exhibit 1


                         [DURLAND & COMPANY LETTERHEAD]


23 June 2000

Chief Accountants Office
US Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated 23 June, 2000 of Composite Solutions, Inc., SEC File No. 000-24551, and are in agreement with the statements contained therein, as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ DURLAND & COMPANY, CPAS, P.A.

Durland & Company, CPAs, P.A.